UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018

     Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

         (314) 423-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ⃞

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         (d)       On February 12, 2018, Mr. Robert L. Dixon, Jr. was elected to the board of directors (the “Board”) of Build-A-Bear Workshop, Inc. (the “Company”) by the Board.  Mr. Dixon will serve as a Class II director and his term will expire at the 2018 annual meeting of stockholders of the Company.  With the appointment of Mr. Dixon, the Board now includes eight members, seven of whom are deemed independent by the Board under New York Stock Exchange rules and other applicable regulations.  Coleman Peterson announced his retirement from the Board and that he will not stand for re-election.  Accordingly, the size of the Board will be reduced to seven members effective at the time of the expiration of Mr. Peterson’s term at the Company’s annual meeting of stockholders in May 2018.

            There is no arrangement or understanding between Mr. Dixon and any other person pursuant to which Mr. Dixon was elected as a director.  Mr. Dixon was determined to be independent by the Board and will serve as member of the Board’s Audit Committee and as a member of the Board’s Nominating and Corporate Governance Committee (the “Compensation Committee”).

            In addition, in connection with his election to the Board and in accordance with the Company’s non-employee director compensation policies, the Compensation and Development Committee approved an award to Mr. Dixon of 2,310 shares of restricted stock under the Company's 2107 Omnibus Incentive Plan. Pursuant to his restricted stock award agreement, the shares will vest May 11, 2018, subject to their continued service on the Board.  His ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission (the “SEC”).

            The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Dixon had, or will have, a direct or indirect material interest.

Item 8.01  Other Events.

On February 14, 2018, the Company issued a press release announcing the election of Mr. Dixon to the Board, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated as of February 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date:	February 14, 2018	By:	/s/ Eric Fencl
		Name:	Eric Fencl
		Title:	Chief Administrative Officer, General Counsel and Secretary

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